UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2012

MONZA VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51976	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

15831 8th Avenue NE, Shoreline, WA	98155
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 458-7018

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01	Other Items

On January 5, 2012, Monza Ventures Inc., (the “Company”, “we”, “our”, “us”) entered into a memorandum of understanding with Imogo Mobile Technologies Corp. (“Imogo”). According to the terms of the memorandum of understanding, we agreed to purchase all of the issued and outstanding common shares in exchange for 16,400,000 shares of the Company’s common stock at a deemed price of $1.00 per share. Further to the terms, the parties agree and understand that the Company may terminate this memorandum of understanding at any time, with or without cause, by providing written notice of termination to Imogo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONZA VENTURES INC.

/s/ Stewart Irvine
Stewart Irvine
President and Director

Date: January 17, 2012